As filed with the Securities and Exchange Commission on July 31, 2015

Registration Nos. 333-175712 and No. 333-196055

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM S-8
(POST-EFFECTIVE AMENDMENT NO. 1)
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
____________________

Maryland (State or Other Jurisdiction of Incorporation or Organization)	26-1908763 (I.R.S. Employer Identification No.)
3001 Ocean Drive, Suite 201 Vero Beach, Florida (Address of Principal Executive Offices)	32963 (Zip Code)

ARMOUR Residential REIT, Inc. Second Amended and Restated 2009 Stock Incentive Plan
(Full Title of the Plan)

____________________

James R. Mountain
Chief Financial Officer, Treasurer and Secretary
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963
(Name and Address of Agent for Service)

(772) 617-4340
(Telephone number, including area code, of agent for service)
____________________
With a copy to:
Bradley D. Houser
Akerman LLP
One Southeast 3rd Avenue, 25th Floor
Miami, Florida 33131
(305) 374-5600
Facsimile (305) 374-5095
____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT
This Post-Effective Amendment No. 1 (the “Post-Effective Amendment No. 1”) relates to the registration statements set forth below (together, the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) by ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), on the dates set forth below:

1.	Registration Statement on Form S-8 (No. 333-175712) filed on July 22, 2011 (the “2011 Registration Statement”); and
2.	Registration Statement on Form S-8 (No. 333-196055) filed on May 16, 2014 (the “2014 Registration Statement”).

The Post-Effective Amendment No. 1 is being filed to adjust the number of securities covered by the Registration Statements pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the “Securities Act”), and related interpretations of the staff of the SEC.
The 2011 Registration Statement registered 2,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company to be issued pursuant to the Company’s 2009 Stock Incentive Plan (as amended, the “2009 Plan”). The 2014 Registration Statement registered an additional 13,000,000 shares of Common Stock of the Company to be issued pursuant to the 2009 Plan. On July 31, 2015, the Company completed a one-for-eight reverse stock split of the Common Stock (the “Reverse Stock Split”). Accordingly, the purpose of this Post-Effective Amendment No. 1 is to proportionately reduce the number of shares of Common Stock covered by the Registration Statements to be issued pursuant to the 2009 Plan. As a result, as of July 31, 2015, on a post-reverse split basis, the 2011 Registration Statement now covers a maximum of 250,000 shares of Common Stock and the 2014 Registration Statement now covers a maximum of 1,625,000 shares of Common Stock, such that the Registration Statements together now cover an aggregate maximum of 1,875,000 shares of Common Stock.
Except to the extent specified above, the Registration Statements, as originally filed, are not amended or otherwise affected by this Post-Effective Amendment No. 1.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.
We hereby incorporate by reference into this Registration Statement the following documents or portions thereof as indicated which we have filed with Commission:

a)
Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 24, 2015, and the portions of the Company's proxy statement on Schedule 14A for the Company's Annual Meeting of Stockholders filed with the SEC on April 13, 2015 that are incorporated therein;

b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on April 29, 2015 and July 29, 2015, respectively;

c)	Our Current Reports on Form 8-K filed on January 2, 2015, March 25, 2015, April 2, 2015, May 22, 2015, June 1, 2015, June 18, 2015 and July 2, 2015; and

d)
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-3, filed with the SEC on May 1, 2015 under the heading "Description of Capital Stock," except that such description is updated to reflect the effect of the Reverse Stock Split by reducing the number of shares of Common Stock that the Company may issue under its charter, as stated in such description, from 1,000,000,000 to 125,000,000.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963
Tel: (772) 617-4340

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.
Item 8.    Exhibits.
See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, on this 31st day of July, 2015.

ARMOUR Residential REIT, Inc.

/s/ James R. Mountain
James R. Mountain Chief Financial Officer, Treasurer and Secretary
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott J. Ulm, Jeffrey J. Zimmer and James R. Mountain, and each of them acting alone, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE
*
Scott J. Ulm	Co-Chief Executive Officer, Chief Investment Officer, Head of Risk Management and Co-Vice Chairman (Principal Executive Officer)	July 31, 2015
*
Jeffrey J. Zimmer	Co-Chief Executive Officer, President and Co-Vice Chairman	July 31, 2015
/s/ James R. Mountain
James R. Mountain	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	July 31, 2015

*
Daniel C. Staton	Chairman of the Board of Directors	July 31, 2015
*
Marc H. Bell	Director	July 31, 2015
/s/ Carolyn Downey
Carolyn Downey	Director	July 31, 2015
*
Thomas K. Guba	Director	July 31, 2015
*
Robert C. Hain	Director	July 31, 2015
*
John P. Hollihan, III	Director	July 31, 2015
*
Stewart J. Paperin	Director	July 31, 2015

*  By:  James R. Mountain
James R. Mountain
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Akerman LLP.

23.1	Consent of Akerman LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (previously filed as Exhibit 24.1 to the Form S-8 Registration No. 333-175712 and the Form S-8 Registration No. 333-196055 and incorporated herein by reference).

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